UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2015

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

242A West Valley Brook Road

Califon, New Jersey 07830

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01 Other Events

As reported on our Form 8-K dated August 12, 2015, on August 8, 2014, the Company was served with a lawsuit by Resource Technology Corporation (“RTC”) described in more detail below (“Lawsuit”). The Lawsuit was filed in the 11th Judicial Circuit Court, Dade County, Florida (Case: 2015-017057-CA-01). On September 4, 2015, the Company removed the matter to United States District Court, Southern District of Florida (Case No. 1:15-cv-23357).

On September 25, 2015, we filed our Answer, Affirmative Defenses, Counterclaims and Third Party Complaint. (discussed below).

Background

By way of background, as of January 29, 2014, the Company entered into the Restructuring Agreement (“Restructuring Agreement”) with RTC, the shareholders of RTC, and Plasmafication Technology Holdings, LLC (“PTH”), an affiliate of RTC, pursuant to which, among other terms and conditions, the Company issued to RTC 1,250,000 shares of our Class A Super Voting Preferred Stock (“Preferred Stock”) and PTH issued to the Company a promissory note in the amount of $5,000,000 due and payable on January 31, 2015 (“Promissory Note”). The Preferred Stock carried 1 for 100 voting, conversion and other rights. The Restructuring Agreement revised and superseded an earlier Stock Exchange Agreement dated May 13, 2013 by and among the Company, RTC and the RTC Shareholders pursuant to which the RTC shareholders had the right to receive 300,000,000 shares of common stock, subject to certain conditions therein, including completion of a “Benchmark Run” resulting in the Company receiving $5,000,000 in proceeds net of all costs and fees and the Company receiving shareholder approval of the transaction. The shareholders of RTC at the time of the Restructuring Agreement were Wolz International, LLC ("Wolz") owning 50% of RTC, Titan Productions, Inc. owning 25% of RTC, and Mercury6, LP ("Mercury6") owning 25% of RTC). Our former Chairman and Chief Executive Officer was the sole officer and a majority equity holder of Wolz and a former Director was the sole officer and owner of Mercury.  In addition, both parties, to our knowledge, held a significant ownership in PTH.

Please refer to the Company’s Form 8-K filed on February 5, 2014 with the Securities and Exchange Commission (“Commission”) for a complete discussion of the terms of the Restructuring Agreement and original agreements and the Company’s Form 8-K filed on May 17, 2013 with the Commission for a complete discussion of the terms of the Stock Exchange Agreement and original agreements. The above descriptions are qualified by such references.

Termination of Restructuring Agreement

On May 12, 2015 and again on May 14, 2015, the Company notified RTC that it had rescinded the Restructuring Agreement and cancelled the outstanding Preferred Stock, including all rights, privileges and preferences thereto. The Company took such action because of PTH’s failure to pay the $5,000,000 due under the Promissory Note, among other considerations. As stated in the Restructuring Agreement, the Promissory Note represented a “material inducement” for the Company to enter into the Restructuring Agreement. Further, the Restructuring Agreement also stated that RTC covenants and agrees that it would “cause” PTH to perform its responsibilities under the Restructuring Agreement. The Company considered the failure to pay the Promissory Note a material breach of the Restructuring Agreement by PTH and RTC, and as a result, took the described actions.

Please refer to the Company’s Form 8-K filed on May 18, 2015 with the Commission for a complete discussion of the termination of the Restructuring Agreement and the Company’s Form 8-K filed on February 5, 2014 with the Commission for a complete discussion of the terms of the Restructuring Agreement and original agreements. The above descriptions are qualified by such references.

Lawsuit

The Plaintiff, RTC, contends that the Restructuring Agreement does not allow for the unilateral termination of the agreement, rescission of the Certificate of Designations relating to the Preferred Stock or the cancellation of the Preferred Stock. It further states that the obligations of PTH were not intertwined with that of RTC, and therefore the Company’s termination of the Restructuring Agreement and cancellation of the Preferred Stock was inappropriate and ineffective, and further the Company’s sole remedy would be to seek judgment against PTH for its default under the Promissory Note. The action seeks declaratory relief from the Court: (i) to declare that the Company did not have the legal right to terminate the Restructuring Agreement and rescind the Preferred Stock, (ii) to determine that the unilateral actions by the Company in terminating the Restructuring Agreement and rescinding the Preferred Stock are without merit, (iii) to enter a final judgment directing the issuance of the Preferred Stock to Plaintiff, (iv) to enter an order finding that any shareholder votes that have taken place without Plaintiff be declared null and void, (v) alternatively, if it is held that the Company did have the right to terminate the Restructuring Agreement and rescind the Preferred Stock, to declare that the original Share Exchange Agreement with RTC be reinstated along with an extension of performance time periods (for RTC and PTH) as determined by the Court, and (vi) be awarded attorney’s fees and court costs. In addition, the action asserts that the Company converted the Preferred Stock, which was property of Plaintiff. The Plaintiff demands a judgment of $20,000,000 plus interest and court costs, and seeks a trial by jury.

Answer, Affirmative Defenses, Counterclaims and Third Party Claims

Answer and Affirmative Defenses

In our Answer, we denied Plaintiffs claims for Specific Performance, Declaratory Relief and Conversion. In addition, we asserted numerous affirmative defenses, including among others that RTC obtained the Company’s consent through fraud, deceit or misrepresentation and RTC failed to satisfy certain conditions under the Restructuring Agreement.

Counterclaims and Third Party Complaint

In our responsive pleadings, we asserted numerous counterclaims against RTC and by way of a Third Party Complaint, we asserted third party claims against Gennaro (Jerry) Pane (“Pane”), Chad Altieri (“Altieri”), Barrington (Barry) Schneer and Joseph Spano (“Individual Defendants”) and PTH.

The Company’s counterclaims against RTC include, among others, breach of contract, fraudulent inducement to enter into the Share Exchange Agreement and the Restructuring Agreement based in part on the misrepresentations of Pane and Altieri, rescission of the Restructuring Agreement based on the misrepresentations of Pane and Altieri and the failure of consideration, and RTC’s unjust enrichment. The Company’s third party claims include, among others, fraud against all of the third party defendants, the breach of fiduciary duty and negligent misrepresentation against Pane and Altieri. In addition, we have alleged the third party defendants conspired to defraud the Company to issue the Preferred Stock.

Key allegations in our Counterclaims and Third Party Claims include the following:

•	RTC/PTH and the Individual Defendants misrepresented that they had the necessary permits to legally operate their plasma facility in the City of Twentynine Palms, California; when in fact RTC/PTH could not legally operate the plasma facility because they did not have, among other things, the necessary Conditional Use Permit and Certificate of Occupancy required by the City of Twentynine Palms.

•	RTC and PTH, through the Individual Defendants, provided financial statements and information to the Company that we allege were false and materially misleading.

•	RTC /PTH and the Individual Defendants misrepresented their technical expertise and ability to operate a plasma facility.

•	RTC/PTH and the Individual Defendants since October 2013 continually misrepresented that PTH had received the necessary funding, or that funding was imminent, to improve its plasma facility in Twentynine Palms. In reality, in October 2014, PTH had received only a fraction of the necessary funding.

The Company has demanded a judgment against RTC and the third party defendants for compensatory damages, punitive damages, interest, taxable costs, attorneys’ fees and any such other and further relief as the Court deems just and proper.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ John Gildea
Name: John Gildea
Title: Chief Executive Officer
Date: October 1, 2015